ESCROW AGREEMENT

This Escrow Agreement (hereinafter "Escrow Agreement") is made and entered into this 1st day of March, 2007 by and among **KIF Capital Corp.** ("**KIF**"), 311 Tawny Road, Sarnia, Ontario, N7S 5K1, and **David Craven ("Craven"), 14 Rue de Malagny, 1196 Gland, Switzerland**, and **Boughton Law Corporation, ("Boughton") with R. David Toyoda** acting as representative, ("**Toyoda**"), 1000 – 595 Burrard Street, Vancouver, British Columbia V7X 1S8, who is acting as the Escrow Agent for this transaction ("**Escrow Agent**").

WITNESSETH

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WHEREAS:

A. KIF is selling a total of 2,200,000 shares of Common Stock of NABO, Inc. ("**Shares**"), a Nevada corporation presently trading on the OTCBB, to Craven (and/or assigns) for a total of US$335,000) ("Total Purchase Price")

B. Craven is representing himself and/or others (assigns), with full authority.

C. KIF and Craven have entered into an AGREEMENT FOR THE PURCHASE OF COMMON STOCK (the "**Stock Purchase Agreement**") dated March 2, 2007, which is attached hereto and made a part hereof.

D. It is necessary to establish an escrow for the Total Purchase Price to be paid by Craven for the Shares (the "**Funds**").

E. KIF and Craven desire that Boughton Law Corporation, represented by R. David Toyoda, serve as the Escrow Agent in connection with the transaction.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the parties hereto agree as follows:

1. REVIEW OF DOCUMENTS. KIF will make available for review and inspection by Craven or his representative, all documents listed in Article II of the Stock Purchase Agreement and all other documents which may be requested by Craven that are available.

2. CLOSING. Escrow Agent is hereby instructed to receive and hold the Funds, along with the certificates representing the Shares and documents required to transfer the Shares which are to be delivered to the Escrow Agent by KIF, in the Escrow Account until closing. The closing shall take place at the time and in accordance with the terms and conditions set forth in the Stock Purchase Agreement.

Upon closing, the certificates representing the Shares and documents required to transfer the Shares will be forwarded by overnight delivery, by the Escrow Agent, to Craven at the address specified in Paragraph 14 of this Agreement, or as otherwise may be agreed by the parties. Upon closing, the Escrow Agent will release the Funds from escrow to KIF as instructed in writing by KIF.

The Closing will take place at the office of the Escrow Agent, and any communication between the parties can be by telephone or fax and the signing of any documents can be done by fax. It will not be necessary for any party to be present at the closing so long as all parties have agreed in writing to all transactions involved. The Funds, Shares and other documents shall not be released or dealt with in any manner whatsoever inconsistent with this Escrow Agreement, until the closing, at which time the

certificates representing the Shares and documents required to transfer the Shares will be delivered to Craven, and the Funds will be released from escrow as instructed in writing by KIF.

3. The Escrow Agent shall have no duties or obligations other than those specifically set forth herein. The acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the terms and conditions hereof, which shall govern and control with respect to its rights, duties, liabilities and immunities.

4. KIF and Craven understand and agree that the Escrow Agent is not a principal, participant, or beneficiary of the underlying transactions which necessitate this Escrow Agreement. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties, their officers, representatives or agents. So long as the Escrow Agent has acted in good faith or on the advice of counsel or has not been guilty of willful misconduct or gross negligence, the Escrow Agent shall have no liability under, or duty to inquire beyond the terms and provisions, of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature.

5. The Escrow Agent does not have any responsibility to review any documents that shall be held in the Escrow Account for accuracy or completeness. KIF shall have full responsibility to assure that all documents required by the Stock Purchase Agreement are so delivered to escrow, and Craven shall have the full responsibility to review all documents for completeness and accuracy.

6. The Escrow Agent shall not be obligated to take any legal actions hereunder which might, in the Escrow Agent's judgment, involve any expense or liability, unless the Escrow Agent shall have been furnished with reasonable indemnity.

7. The Escrow Agent is not bound in any way by any other contract or agreement between the parties hereto whether or not the Escrow Agent has knowledge thereof of its terms and conditions and the Escrow Agent's only duty, liability and responsibility shall be to hold and deal with the Escrow Funds and Documents as herein directed.

8. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supercession of this Escrow Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

9. The parties hereto each jointly and severally agree to indemnify the Escrow Agent against, and hold the Escrow Agent harmless from anything which the Escrow Agent may do or refrain from doing in connection with his performance or non-performance as Escrow Agent under this Agreement and any and all losses, costs, damages, expenses, claims and attorneys' fees suffered or incurred by the Escrow Agent as a result of, in connection with or arising from or out of, the acts of omissions of the Escrow Agent in performance of or pursuant to this Agreement, except such acts or omissions as may result from the Escrow Agent's willful misconduct or gross negligence.

10. In the event of any disagreement between KIF and Craven, or either of them, prior to Closing concerning this Escrow Agreement or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with the Funds and/or legal possession of Shares, or in the event that the Escrow Agent is in doubt as to what action the Escrow Agent should take hereunder, the Escrow Agent shall return all Shares to the original owner and return the Funds, unless otherwise notified in writing by representatives of both the sellers and purchasers. However, in the event of any disagreement between KIF and Craven or either of them post closing concerning this Escrow Agreement or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with the Funds and/or legal possession of Shares, or in the event that the

Escrow Agent is in doubt as to what action the Escrow Agent should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until:

(a) the rights of KIF and Craven shall have been fully and finally adjudicated through arbitration as provided herein, or by a court of competent jurisdiction; or arbitration; or

(b) all differences shall have been adjusted and all doubt resolved by agreement between the parties, and the Escrow Agent shall have been notified thereof in writing signed by all parties.

11. Should Escrow Agent become involved in litigation or arbitration in any manner whatsoever on account of this agreement or the Funds and/or the Shares, the parties hereto (other than Escrow Agent), hereby bind and obligate themselves, their heirs, personal representatives, successors, assigns to pay Escrow Agent, in addition to any charge made hereunder for acting as Escrow Agent, reasonable attorneys' fees incurred by Escrow Agent, and any other disbursements, expenses, losses, costs and damages in connection with or resulting from such actions.

12. The terms of these instructions are irrevocable by the undersigned unless such revocation is consented to in writing by each of KIF, Craven and the Escrow Agent.

13. The Escrow Agent may resign as escrow agent in respect of the Funds by giving written notice to KIF and Craven. The resignation of the Escrow Agent shall be effective, and the Escrow Agent shall cease to be bound by this Escrow Agreement, thirty (30) days following the date that notice of resignation was given.

14. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to KIF, to:

KIF Capital Corp.
311 Tawny Road
Sarnia, ON N7S 5K1

If to ESCROW AGENT, to:

R. David Toyoda
1000 – 595 Burrard Street
Vancouver, BC V7X 1SB

If to Craven, to:

David Craven
14 Rue de Malagny
1196 Gland
Switzerland

or such other address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or mailed.

15. This Escrow Agreement shall be construed according to the laws of the province of British Columbia and the parties submit themselves to the exclusive jurisdiction of the Courts of the province of British Columbia in the event of any dispute.

British Columbia in the event of any dispute.

16. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same. Facsimile copies may act as originals.

This Escrow Agreement is executed as of March 2, 2007

KIF Capital Corp.

BY: ______________________
Ken MacAlpine

____
David Craven

Boughton Law Corporation

By: ______________________
R. David Toyoda

16. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same. Facsimile copies may act as originals.

This Escrow Agreement is executed as of March 2, 2007

KIF Capital Corp.

BY: ______________________________
Ken MacAlpine

____
David Craven

Boughton Law Corporation

By: ______________________________
R. David Toyoda